Exhibit 3.2

BY-LAWS OF BUCKEYE VENTURES, INC.
Formerly
WORLD WIDE MOTION PICTURES CORPORATION
(a Michigan corporation)

ARTICLE I
Shareholders

Section 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held (unless such action is taken by written consent of the shareholders in lieu of a particular annual meeting) on the regularly scheduled meeting day which shall be the second Monday in December of each year (or if that day be a legal holiday at the place where such meeting is to be held, then on the next succeeding business day) at such time on said day and at such place, either within or without the State of Michigan, as the Board of Directors of the Corporation (hereinafter called the Board) may designate in the notice therefor. Failure to hold an annual meeting or delay in holding an annual meeting is governed by Section 401 of the Michigan Business Corporation Act and its successor provisions.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Corporation, may be called by the Chairman of the Board or by the President, and shall be called by the President or Secretary upon the order of the Board, or at the request in writing (stating the purpose or purposes of the proposed meeting) of shareholders owning sixty percent in amount of each class and series of the issued and outstanding capital stock of the Corporation that is entitled to vote at such meeting. The time and place, either within or without the State of Michigan, shall be fixed by the Board unless it shall refuse to so act, in which case such matters shall be fixed by the Chairman of the Board or President if the meeting is called by such persons or by the requesting shareholders, if the meeting is requested by them.

Section 3. NOTICE OF MEETINGS. Except as otherwise required by law or the Articles of Incorporation of the Corporation, written notice of each annual or special meeting of the shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting which shall be transmitted to him in accordance with Article VII, Section 6. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which it was called. Notice of any meeting need not be given to any shareholder who attends such meeting in person or by proxy, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If said adjournment is for more than 30 days, or if after said adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting. Article VII, Section 5 allows for waiver of notice otherwise required under this section.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Section 4. QUORUM. Except as may be provided by then existing law of the State of Michigan and subject to any minimum vote requirements under Michigan law, at each meeting of the shareholders, if shareholders holding not less than a majority of the shares of capital stock of the Corporation issued, outstanding and entitled to be voted thereat in any class or other aggregation of classes voting in the aggregate and not by class are present in person or by proxy, they shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, no business may be transacted and a majority in voting interest of those shareholders present in person or by proxy and entitled to vote thereat or any officer entitled to preside at such meeting may adjourn such meeting from time to time until shareholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting  as originally called. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 5. ADJOURNMENTS. Any shareholder& meeting, annual or special, may be adjourned from time to time, regardless of whether a quorum was present, by a vote of a majority of the shares present thereat in person or by proxy. See Article I, Section 3.

Section 6. VOTING AND ACTION BY WRITTEN CONSENT. A shareholder shall at the Articles of Incorporation of the Corporation for shares of capital stock of the Corporation which have voting power on the matter in question and which were held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article V of these By-Laws as the record date for the determination of shareholders who shall be entitled to receive notice of, and to vote at, such meeting. Particular voting rights are dealt with under the sections of the Michigan Business Corporation Act cited at the end of this Section. The Corporation shall not vote shares of its own stock belonging to the Corporation directly or indirectly. Any vote of the capital stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing signed by such shareholder or his authorized agent or representative and bearing a date not more than three years prior to the date of meeting in question (unless otherwise provided in the proxy) which shall be delivered to the Secretary or an Assistant Secretary or to the Secretary of the meeting. Attendance at any meeting by a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Except as otherwise provided under the then existing law of the State of Michigan, in these By-Laws or in the Articles of Incorporation of this Corporation, at all meetings of shareholders all elections and questions shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereon. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting or by any shareholder. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy.

A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided in sections 422 and 423 of the Michigan Business Corporation Act or their successor provisions.

The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders.

Shareholders may take action required or permitted by the Michigan Business Corporation Act and its successor legislation at an annual or special meeting of shareholders or otherwise, which they have a right or are permitted to vote upon by written consent, before or after the action, without prior notice and without a vote, if such consent is given by the holders of all the outstanding shares of the class or classes of capital stock with such voting rights or privileges, or by the holders of such shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all such shares were present and voted, provided that such consent shall be filed with the minutes of proceedings of the shareholders. See Article I, Section 3 regarding notice sometimes required in conjunction with action by consent.

Section 7. LIST OF SHAREHOLDERS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

Be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder.

Be produced at the time and place of the meeting.

Be subject to inspection by any shareholder during the whole time of the meeting.

Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

If the requirements of this section have not been complied with, on demand of a shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this section does not affect the validity of an action taken at the meeting before the making of such a demand.

 Section 8. INSPECTORS OF ELECTION. The Board, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. The requirement of appointing inspectors is waived unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at the meeting.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts and of the vote as certified by the inspectors.

Section 9. VOTING BY CORPORATIONS, PLEDGEES.

(1)
Shares standing in the name of another domestic or foreign corporation, whether or not the corporation is subject to the Michigan Business Corporation Act, may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its board or pursuant to its by-laws, shall be appointed to vote such shares.

(2)	A shareholder whose shares are pledged is entitled to vote the shares until they have been transferred into the name of the pledgee, or a nominee of the pledgee.

Section 10. VOTING BY FIDUCIARIES.

(1)	Shares held by a person in a representative or fiduciary capacity may be voted by him without a transfer of the shares into his name.

(2)	Shares held jointly by fiduciaries, where the instrument or order appointing the fiduciaries does not otherwise direct, shall be voted as follows:

If only one fiduciary votes, his act binds all.

If more than one fiduciary votes, the shares shall be voted as the majority of the fiduciaries determines.

If the fiduciaries are equally divided as to how the shares shall be voted, a court having jurisdiction, in an action brought by any of the fiduciaries or by any beneficiary, may appoint an additional person to act with the fiduciaries in such matter, and the stock shall be voted by the majority of such fiduciaries and such additional person.

Section 11. VOTING BY JOINT TENANTS; TENANTS IN COMMON. Shares held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which the shares shall be voted, controls if presented at the meeting. If no such agreement is presented at the meeting, the majority in interest of the joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, the shares, for the purpose of voting, shall be divided among such joint tenants or tenants in common in accordance with their interest in the shares.

ARTICLE II
Board of Directors

Section 1. GENERAL POWERS. The properties, business and affairs of the Corporation shall be managed by the Board to the full extent provided by the then existing law of the State of Michigan, the Articles of Incorporation, these By-Laws, and any other applicable law.

Section 2. NUMBER AND QUALIFICATIONS. Subject to the requirements of the then existing law of the State of Michigan, the Board may from time to time by the vote of a majority of the Board determine the number of director positions on the Board, but in no case shall the number be less than one (1) nor more than twenty (20). Until the Board shall otherwise so determine, the number of director positions on the Board shall be fourteen (14). A director need not be a shareholder of the Corporation.

Section 3. CLASSES, TENURE AND ELECTION OF DIRECTORS. As provided in the Articles of Incorporation, the Board shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year, and at the first annual meeting of shareholders following the adoption of this provision in the Articles of Incorporation directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders. Notwithstanding the foregoing, unless voting rights thereon are equated to those on the Common Stock, whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at such annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third suceeding annual meeting. At each annual meeting of the shareholders for the election of directors (or special meeting of shareholders in lieu thereof) at which a quorum is present those persons, equal in number to the number of director positions for which a class, series or aggregation of classes and/or series are voting who receive the highest number of votes in such class, series or aggregation which is voting for directors, counting all shareholders voting in person or by proxy and entitled to vote therefor, shall be elected as directors.

Vacancies that occur prior to the expiration of the then current term (whether as a result of a newly created director position on the Board or otherwise), if filled by the Board shall be filled only until the next succeeding annual meeting. Each of the directors of the Corporation shall hold office until the annual meeting of shareholders at which the class to which the he has been elected shall expire and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

Section 4. ORGANIZATION, ORDER OF BUSINESS AND PROCEDURE. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

the Chairman of the Board;

the Vice Chairman;

the President; or

any director chosen by a majority of the directors present thereat.

The Secretary, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each meeting of the Board shall be determined by the chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings and all material action shall be reported to the shareholders at the next annual meeting of shareholders.

Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Corporation through the Board, the President, Chairman of the Board, the Vice Chairman or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by any of the aforesaid parties. Except as specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 6. VACANCIES. If any vacancies (as a result of death, resignation or removal) shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, shall fill the vacancies or newly created directorships by affirmative vote of a majority of the remaining directors. The tenure of directors  elected hereunder shall be as set forth under Article II, Section 3.

If because of death, resignation or other cause, the Corporation has no directors in office, an officer, a shareholder, an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with Article I, Section 2 of the By-Laws for the purpose of filling one or more vacancies on the Board.

Section 7. LOCATION OF MEETINGS AND OFFICES. The Board may hold its meetings and have an office or offices at such place or places within or without the State of Michigan as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. This section shall not govern dates, times, places, notices or waivers of notice in connection with annual meetings of the Board.

Section 8. ANNUAL MEETINGS. Unless the Board shall by resolution otherwise determine, immediately after each annual election of directors, the Board shall meet at the place where such election was held within or without the State of Michigan, for the purpose of organization, the election of officers and the transaction of other business. If the Board shall determine that such meeting shall be held at a different place, date and hour, than that for the shareholders meeting for the election of directors, notice thereof shall be given in the manner hereinafter provided for special meetings of the Board. Other than the foregoing, notice shall not be required for this meeting.

Section 9. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour of the next succeeding business day.

Section 10. SPECIAL MEETINGS; NOTICE AND WAIVER. Special Meetings of the Board shall be held whenever called by the Chairman of the Board, the Vice Chairman, the President or any two of the directors. A notice of each such special meeting shall be given as hereinafter in this Section provided, which notice shall specify the place, date and hour of such meeting, but, except as otherwise expressly provided by law, the business to be transacted at the special meeting and the purposes thereof need not be stated in such notice. Notice of each such meeting shall be transmitted to each director in accordance with Article VII, Section 6 at least two days before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director if waived by him in writing in accordance with Article VII, Section 5 before, during or after such meeting or if he shall be present at such meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

Section 11. QUORUM AND VOTING. Except as otherwise provided under the then existing law of the State of Michigan, or in these By-Laws, a majority of the directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be obtained. Except for announcement at the adjourned meeting, notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such. See Article IX regarding an exception to the quorum requirements for amendments to the By-Laws.

A member of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

Section 12. ACTION OF BOARD OR COMMITTEE BY CONSENT. Any action required, or permitted to be taken pursuant to authorization voted at a meeting of the Board or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board or committee. Action by consent may be taken in lieu of any annual or special meeting of the Board or committee with the same effect as a vote thereof for all purposes.

Section 13. COMPENSATION. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers. In this regard the Board may authorize all the directors to be paid their expenses, if any, of attendance at such meeting of the Board, and a fixed sum for attendance at such meeting of the Board. Directors as such shall not receive any stated salary for their services. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor over and above that authorized under this Section. The Board may allow members of the Executive Committee and/or of other standing or special committees like compensation plus a stated salary for services as a committee member and expenses of attending committee meetings.

Section 14. REMOVAL. Pursuant to the Articles of Incorporation of the Corporation, the Board may, at any time, by sixty percent vote of the directors then in office, remove a director with cause and the shareholders may remove a director or the entire Board with cause, at any annual meeting or at any special meeting of shareholders, by vote of the holders of sixty percent of the shares entitled to vote at the election of directors. Neither the Board nor the shareholders may remove any director from office without cause.

Section 15. BONUS PLAN AND STOCK OPTION PLAN. The Board shall have power to adopt and to repeal from time to time, bonus plans and stock option plans for employees o:f the Corporation or any subsidiary, including employees who are also directors of the Corporation or any such subsidiary. Power to construe, interpret, administer, modify or suspend any such bonus plan and any such stock option plan may be vested in any standing committee of the Board.

Section 16. TRANSACTIONS WITH CORPORATION. A contract or other trans-action between the Corporation and one or more of its directors or officers, or between the Corporation and a domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or solely because such directors are present at the meeting of the Board or committee thereof which authorizes or approves the contract or transaction, or solely because their votes are counted for such purpose if any of the following conditions is satisfied:

The contract or other transaction is fair and reasonable to the Corporation when it is authorized, approved or ratified;

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested director; or

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

When the validity of a contract described above is questioned, the burden of establishing its validity on any of the grounds prescribed above is upon the director, officer, corporation, firm or association asserting its validity.

Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described above is authorized, approved or ratified.

Section 17. RATIFICATION. Any transaction questioned in any shareholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board, or in case less than a quorum of directors are qualified, by the shareholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution or any judgment in respect of such questioned transaction.

Section 18. DUTIES AND RELIANCE OF DIRECTORS AND OFFICERS. A director or an officer shall discharge the duties of his position in good faith and with that degree of diligence, care and skill which an ordinarily prudent man would exercise under similar circumstances in a like position. In discharging his duties, a director or an officer, when acting in good faith, may rely upon the opinion of counsel for the Corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the Corporation represented to him to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants to reflect fairly the financial condition of the Corporation.

Section 19. CERTAIN ILLEGAL ACTIONS OF DIRECTORS, COMMITTEES AND SHAREHOLDERS AND DISSENT THERETO. Directors who vote for, or concur in any of the following corporate actions are jointly and severally liable to the Corporation for the benefit of its creditors or shareholders, to the extent of any legally recoverable injury suffered by such persons as a result of the action but not to exceed the amount unlawfully paid or distributed:

Declaration of a dividend or other distribution of assets to shareholders contrary to the law or contrary to any restriction in the Articles of Incorporation or By-Laws of the Corporation.

Purchase of shares of the Corporation contrary to the Michigan Business Corporation Act or contrary to any restrictions in the Articles of Incorporation or the By-Laws of the Corporation.

Distribution of assets to shareholders during or after dissolution of the Corporation without paying, or adequately providing for, all known debts, obligations and liabilities of the Corporation.

Making of a loan to an officer, director or employee of the Corporation or of a subsidiary thereof contrary to the Michigan Business Corporation Act.

A director is not liable under this section if he has complied with Article II, Section 18.

A shareholder who accepts or receives a dividend or distribution with knowledge of facts indicating it is not authorized by the Michigan Business Corporation Act is liable to the Corporation in the amount accepted or received by him.

A director who is present at a meeting of the Board, or a committee thereof of which he is a member, at which action on a corporate matter referred to above is taken, is presumed to have concurred in that action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as secretary of the meeting before or promptly after the adjournment thereof. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

ARTICLE III
Committees

Section 1. EXECUTIVE AND OTHER COMMITTEES. The Board may appoint from among its members an Executive Committee and other committees composed of two (2) or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors or executive officers, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board. The Chairman and President of the Corporation shall, by virtue of their office, be members of all Board Committees.

Section 2. VACANCIES. Vacancies in any committee shall be filled by the Board.

Section 3. TENURE. Each member of any committee shall continue until his successor is duly elected and qualified and at the pleasure of the Board.

Section 4. PROCEDURE AND QUORUM. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of the members thereof shall be necessary to constitute a quorum and the vote of a majority of the members present at a meeting at which a quorum is present constitutes the action of the Committee. Each committee shall keep minutes of its meetings.

A member of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at a meeting. (Section 521(3)) Action of committees by  unanimous written consent is governed by Article II, Section 12.

Section 5. RESIGNATION. Any member of any committee may resign at any time by delivering a written resignation to the Secretary of the Corporation. Unless otherwise stated in such notice of resignation, acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon receipt thereof by the Secretary. Resignation as a director shall automatically constitute resignation as a member of all committees.

ARTICLE IV
Officers

Section 1. DESIGNATION. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary and a Comptroller. A person may hold any number of offices, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or By-Laws of the Corporation to be executed, acknowledged or verified by two or more officers. Officers need not be directors.

Section 2. ELECTION AND TERM. At its annual meeting after each annual meeting of shareholders (or special meeting in lieu thereof), the Board shall elect the officers. The term of each officer shall be until the next annual meeting of the Board and until his successor is elected and qualified or until his death, resignation or removal.

Section 3. SUBORDINATE OFFICERS AND AGENTS. The Board and, in the fields of their jurisdiction, the executive committee and other standing committees, may from time to time appoint such subordinate officers as they may deem necessary, who shall hold office for such period, have such authority and perform such duties as the Board, the executive committee or the other standing committees respectively may prescribe. The Board, the executive committee and the other standing committees may likewise from time to time authorize any officer to appoint agents and employees and to prescribe their powers and duties.

Section 4. COMPENSATION. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. See Article II, Section 13 regarding compensation of officer-directors.

Section 5. BONDS, DUTIES AND RELIANCE. The Board may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board. See Article II, Section 18, regarding protection of officers relying on certain persons and other matters. An officer, as between himself and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the By-Laws, or as may be determined by resolution of the Board not inconsistent with the By-Laws.

Section 6. RESIGNATION. Any officer may resign at any time by giving written notice to the Corporation through the Chairman of the Board, the President or the Secretary. Unless otherwise stated in such notice of resignation, acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, upon the receipt by any one of the aforesaid parties.

Section 7. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board, any officer elected or appointed by the Board may be removed by the Board, with or without cause, at any time. Any other officers, agents or employees of the Corporation may be removed, with or without cause, at any time by a vote of the Board or by any committee or superior officer appointing them.

The shareholders in their capacity as such shall have no right to remove any officer. The election or appointment of an officer does not of itself create contract rights.

Section 8. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term by the Board or, where appropriate, by the executive committee or the other standing committees.

Section 9. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board and the Shareholders at which he shall be present. He shall have and may exercise such powers as are from time to time assigned to him by resolution of the Board.

Section 10. VICE CHAIRMAN. The Vice Chairman shall have such powers and perform such duties as may be assigned to him by the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, as determined by the Board or the executive committee (or where no such officer exists) he shall perform all the duties and functions then required of and exercise all the powers then possessed by the Chairman of the Board. The Board from time to time may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

Section 11. PRESIDENT. The President shall be the chief executive and operating officer of the Corporation and, subject to the Board, the executive committee and the Chairman of the Board, shall be in general and active charge of the business of the Corporation. In the absence or disability of the Chairman of the Board and the Vice Chairman as determined by the Board or the executive committee (or where no such officers exist), he shall perform all duties and functions and exercise all the powers of the Chairman of the Board and Vice Chairman. He shall have power to sign certificates and documents referred to under Article VIII. He shall have power to appoint and remove all agents and employees not appointed or elected by the Board. He shall perform such other duties as may be assigned him by the Board. The Board from time to time may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

Section 12. EXECUTIVE VICE PRESIDENTS. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him by the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman and the President, as determined by the Board or the executive committee (or where no such officers exist), the then powers, duties and functions of such offices shall be temporarily performed and exercised by such one or more of the Executive Vice Presidents as shall be designated by the Board, or, if not designated by the Board, by the executive committee or, if not designated by the executive committee, by the Chairman, the Vice Chairman or the President in the foregoing order of priority.

Section 13. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board.

Section 14. TREASURER. The Treasurer shall have custody of all funds and securities of the Corporation. When necessary or proper he shall endorse the collection checks, drafts, and other instruments for the payment of money and shall deposit them to the credit of the Corporation in an authorized bank or depositary. He shall prepare or cause to be prepared financial statements which fairly present the financial position and results of the operations of the Corporation. Whenever required by the Board or the executive committee, he shall render an account of his transactions. He shall enter regularly in the books to be kept by him a full and accurate account of all money received and paid by him on behalf of the Corporation. His books and accounts shall at all times during the usual hours of business be open to the examination of any director at the office of the Treasurer. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board and the executive committee.

Section 15. ASSISTANT TREASURERS. The Board may appoint one or more Assistant Treasurers, each of whom shall have such powers and perform such duties as may be assigned to him by the Board.

Section 16. SECRETARY. The Secretary shall keep the seal of the Corporation and the minutes of all meetings of shareholders and directors and of such committees as may be directed. He shall attend to the giving of all notices as directed. He may sign with the Chairman of the Board, the President, an Executive Vice President or a Vice President all contracts and instruments of conveyance and when so ordered by the Board or the executive committee or other properly empowered standing committees, he shall affix the seal of the Corporation thereto. He shall have charge of such books and papers as the Board, the executive committee or other properly empowered standing committees may require. His books and records shall at all times during the usual hours for business be open to the examination of any director at the office of the Secretary. He shall submit any reports to the Board, the executive committee or other properly empowered standing committees that they may request. He, assisted by any transfer agent(s) and registrar(s) which may be appointed from time to time by the Corporation, shall keep records of all outstanding capital stock and other securities issued by the Corporation. In the absence of such appointments, he shall act as transfer clerk for the Corporation and keep such records without assistance. He shall perform all acts incident to the office of Secretary, subject to the control of the Board, the executive committee and other standing committees.

Section 17. ASSISTANT SECRETARIES. The Board may appoint one or more Assistant Secretaries each of whom shall have such powers and perform such duties as may be assigned to him by the Board.

Section 18. COMPTROLLER. The Comptroller shall be in charge of the accounts of the Corporation. He shall have such powers and perform such duties as may be assigned to him by the Board. He shall submit such reports and records to the Board as may be requested by it.

Section 19. ASSISTANT COMPTROLLERS. The Board may appoint one or more Assistant Comptrollers, each of whom shall have such powers and perform such duties as may be assigned to him by the Board.

ARTICLE V
Shares and Their Transfer, Certificates for
Shares and Bonds and Record Dates

Section I. CERTIFICATES FOR STOCK. Every owner of capital stock of the Corporation shall be entitled to have a certificate or certificates, in such form or forms as the Board shall prescribe, certifying the number, class and series, if any, of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes and series, if any, of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by a person who was at the time of signing the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President or any Vice President and by a person who was at the time of signing the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer and the seal of the Corporation or facsimile thereof shall be affixed thereto; provided however, that where any such certificate is countersigned (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures thereon of such Chairman of the Board, Vice Chairman, President, Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, may be a facsimile. In case any officer or the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names and addresses of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series, if any, of shares represented by such certificates, respectively, the respective dates of issuance thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall first be cancelled, and a new certificate or certificates shall be issued in exchange for any existing certificate only after such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article V. The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Michigan. See Article VIII, Section 3.

The Corporation shall register a stock certificate presented to it for transfer if (subject to waiver of (b) by the President or Secretary):

The certificate is properly endorsed by the holder of record or by his duly authorized attorney;

The signature of such person or persons has been guaranteed by a commercial bank or trust company located in the continental United States or a member of any registered national securities exchange and reasonable assurance is given that such endorsements are effective;

The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and There has been compliance with any applicable law relating to the collection of taxes. See Article V, Section 2.

A certificate representing shares shall state upon its face:

That the Corporation is formed under the laws of the State of Michigan.

The name of the person to whom issued.

The number and class of shares, and the designation of the series, if any, which the certificate represents.

( ) The par value of each share represented by the certificate, or a statement that the shares are without par value.

A certificate representing shares of Capital Stock shall set forth on its face or back or state that the Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and where the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

Section 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation upon the direction of the registered holder thereof, or of his attorney thereunto authorized by written power of attorney duly executed and filed with the Secretary or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article V provided, upon surrender of the certificate or certificates for such shares in form required for the Corporation to register a stock certificate presented to it for transfer under Section 1 of this Article V.

Section 3. TRANSFER AGENT; REGISTRAR; RULES RESPECTING CERTIFICATES. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer clerk, or a transfer agent designated by the Board, where the shares of capital stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of capital stock may be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation. The Board may require some or all certificates for capital stock to bear the signature or signatures of any or all such transfer agent(s) and registrar(s).

Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares or fractional shares of the capital stock of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft or destruction. He shall satisfy any reasonable requirements imposed by the Board and, if required by the Board, give the Corporation a bond, in such form and with such surety or sureties as the Board shall in its uncontrolled discretion determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate, or the issuance of such a new certificate.

Section 5. RECORD DATES. In fixing record dates the Corporation shall comply with the provisions of Rule 10b-17 and any successor provisions under the Securities Exchange Act of 1934 where the record date pertains to securities registered under that Act; the NASD policy requiring ten (10) days notice in advance of the record date to the Secretary of the Uniform Practice Committee where the record date pertains to a security traded in the over-the-counter market; the New York Stock Exchange and American Stock Exchange policies requiring ten (10) days notice to either of such exchanges in advance of the record date where the record date pertains to a security traded on either of such exchanges; and any applicable provisions regarding notice in any contracts and indentures to which the Corporation is a party. Failure to comply with such provisions and policies shall not affect the legality of a record date fixed hereunder. The Board may fix a date as the record date for the determination of the shareholders or holders of any other outstanding class or series of securities of the Corporation entitled to notice of and to vote at any meeting and any adjournment thereof or entitled to receive payment of any dividend, or to receive any allotment of rights or to exercise any rights of a holder in respect of any change, conversion, redemption, or exchange of the capital stock, or other securities of the Corporation, or to express any consent or dissent of the holders of any outstanding capital stock or other securities of the Corporation without a meeting to any action by the Corporation or affecting their interest in their capacities as such holders or for the purpose of any other action; and in each such case such holders and only such holders as shall be holders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, or to express such consent or dissent, or to be affected for the purpose of another action, as the case may be, notwithstanding any transfer of any stock on the stock transfer books of the Corporation after any such record date fixed as aforesaid. In no case shall the date of any meeting or adjournment thereof of such holders, the date for the payment of any dividend, the date of any allotment of rights, the date when any change, conversion, redemption or exchange of the capital stock or other securities of the Corporation shall go into effect or the date in connection with the expressing of such consent or dissent be more than sixty (60) days (nor less than ten (10) days in connection with the date of any meeting of such holders or adjournments thereof), not counting the record date, after said record date. If no action is taken by the Board under this section, determination of shareholders' rights shall be made under section 411(2) of the Michigan Business Corporation Act and its successor provisions. In the event dividends are declared and a record date is set under the foregoing provisions, the stock transfer agent of the Corporation will take a record of all shareholders entitled to the dividend without actually closing the books for transfer of stock.
Section 6. SUBSCRIPTIONS FOR SHARES. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after the organization of the Corporation, shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board. Any call made by the Board for the payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation or may declare a forfeiture of the subscription upon which the installment or call is unpaid and all amounts paid on it. No forfeiture shall be declared unless the amount due on it shall remain unpaid for a period of 20 days after written demand has been made for payment. If mailed, the written demand shall be deemed to be made when deposited in the United States mail in a sealed envelope addressed to the subscriber at his last post office address known to the Corporation, with postage prepaid.

ARTICLE VI
Indemnification

Section 1. PERSONS ENTITLED TO INDEMNIFICATION, STANDARDS OF CON-DUCT. To the extent permitted by Michigan law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the above paragraphs (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met with the applicable standard of conduct set forth in such paragraphs. Such determination shall be made in either of the following ways:

By the Board by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding.

If such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

By the shareholders.

Expenses incurred in defending a civil or criminal action, suit or proceeding described in the above paragraphs may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

A provision made to indemnify directors or officers in any action, suit or proceeding referred to in Sections 561 and 562 of the Michigan Business Corporation Act, whether contained in the Articles of Incorporation, the By-Laws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with this Article. Nothing contained in this Article shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in this Article continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under this Article.

For the purposes of this Article, references to the Corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE VII
Miscellaneous

Section 1. BOOKS AND RECORDS AND SHAREHOLDER INSPECTION RIGHTS. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board and executive committee, if any. Unless otherwise provided in the By-Laws, the books, records and minutes may be kept outside the State of Michigan. The Corporation shall keep at its registered office, or at the office of its transfer agent or transfer clerk within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

A person who is a shareholder of record of the Corporation, upon at least ten days' written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and register of shareholders' names, addresses and shareholdings and make extracts therefrom,. at the places where they are kept pursuant to the above requirements.

A holder of a voting trust certificate representing shares of the Corporation is deemed a shareholder for the purpose of this section.

Section 2. DIVIDENDS AND NOTICE THEREOF. Subject to the provisions of the Michigan Business Corporation Act, the Articles of Incorporation of the Corporation and these By-Laws, the Board may declare and pay dividends upon the shares of the Corporation's capital stock out of any form of surplus or in additional shares of its capital stock, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable.

A share dividend or other distribution of shares of the Corporation shall be accompanied by a written notice (a) disclosing the amounts by which the distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus, and earned surplus and stating that the amounts are not yet determinable.

Section 3. SEAL. The Board shall provide a corporate seal, which shall be circular in form and shall bear the full name of the Corporation and the words and figures "Incorporated in Michigan", or words and figures of similar impact. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary, any Assistant Secretary or any other officer authorized by the Board.

 Section 4. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 in each year. Such date may be changed for future fiscal years at any time and from time to time by resolution of the Board.

Section 5. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these By-Laws or by the Articles of Incorporation of the Corporation or by the then existing law of the State of Michigan, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

When, under the Michigan Business Corporation Act or the Articles of Incorporation or By-Laws of the Corporation or by the terms of an agreement or instrument, the Corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

Section 6. NOTICE. When a notice or communication is required or permitted to be given, it shall be given in person or mailed to the person to whom it is directed at the address designated by him for that purpose, or, if none is designated, at his last address known to the Corporation. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail.

In addition to notice sent by mail or given in person as prescribed above, notice of meetings of the Board may be given by telephone or telegraph to the person to whom it is directed or to his representative at his last address as known to the Corporation.

Section 7. DISPENSING WITH NOTICE. When a notice or communication is required to be given to a person by the Michigan Business Corporation Act, by the Articles of Incorporation or By-Laws of the Corporation, or by the terms of an agreement or instrument relating to the internal affairs of the Corporation, or as a condition precedent to taking corporate action, and communication with the person is then unlawful under a statute of Michigan or the United States or a rule, regulation, proclamation or order issued under any of those statutes, the giving of the notice or communication to the person is not required and there is no duty to apply for a license or other permission to do so. An affidavit, certificate or other instrument which is required to be made or filed as proof of the giving of a notice or communication required by this section, if the notice or communication to any person is dispensed with under this section, shall include a statement that the notice or communication was not given to any person with whom communication is unlawful. The affidavit, certificate or other instrument is as effective for all purposes as though such notice or communication had been personally given to the person.

Section 8. ANNUAL REPORT. The Corporation at least once in each fiscal year shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within 4 months after the end of the fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds and such other information as may be required by the Michigan Business Corporation Act.

Section 9. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositaries as the Board may select or as may be selected by any executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any executive officer or other officer or agent of the Corporation as thereunto authorized from time to time by the Board.

ARTICLE VIII
Special Corporate Acts, Negotiable Instruments,
Deeds, Contracts and Proxies

Section 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall, unless otherwise directed by the Board or unless otherwise required by law, be signed by any two of the following officers: the Chairman of the Board, President, a Vice-President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or Comptroller or Assistant Comptroller. The Board may, however, authorize any one of such officers to sign checks, drafts, and orders for the payment of money, which are for any amounts in any instance; and may authorize any one of its officers or employees, other than those named above, or different combinations of such officers and employees to sign checks, drafts, and orders for the payment of money for any amounts. The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

Section 2. EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or one of the Vice Presidents, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures and affix the corporate seal to the instruments.

Section 3. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board, any share or shares of stock issued by any corporation and owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice Presidents, and, where required, his signature may be attested to by the Secretary or an Assistant Secretary who shall affix the corporate seal. This Section does not govern signatures required in the initial issuance or the reissuance of the Corporation's own shares, which is governed by Section 1 of Article V.

ARTICLE IX
Amendments to By-Laws

Subject to Article III, Section 11 of the Articles of Incorporation, these By-Laws may be altered or amended by the affirmative vote of the holders of at least sixty percent of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, at any regular or special meeting of shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting (except that if such alteration or amendment shall be submitted to the shareholders with the unanimous recommendation of the entire Board of Directors, the By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at such regular or special meeting). These By-Laws also may be altered or amended by a resolution adopted by the affirmative vote of sixty percent of all directors of the Board then in office at a regular or special meeting.